Exhibit 99.1

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL RAISES $60 MILLION IN NEW CAPITAL THROUGH COMPLETION OF REGISTERED SUBORDINATED NOTES OFFERING

PITTSBURGH —May 11, 2020 — TriState Capital Holdings, Inc. (Nasdaq: TSC), the holding company for TriState Capital Bank and Chartwell Investment Partners, Inc., completed an underwritten public offering of its subordinated notes, raising $60 million in proceeds, before deduction of underwriting discounts and offering expenses.

The subordinated notes bear a fixed-to-floating interest rate of 5.75% per annum and mature on May 15, 2030. Net proceeds are expected to be used for general corporate purposes, including to support the organic growth of TriState Capital Bank, and may be used to repay certain outstanding indebtedness. Proceeds that the holding company provides to TriState Capital Bank are expected to qualify under federal regulatory rules as Tier 1 capital for TriState Capital Bank.

Stephens Inc. and Raymond James & Associates, Inc. served as joint book-running managers for the offering.

Shelf registration statements with respect to the offering were previously filed by TriState Capital with the Securities and Exchange Commission (the “SEC”), which became effective on January 16, 2020 and December 21, 2017. Copies of the final prospectus supplements and the accompanying prospectuses relating to these securities may be obtained free of charge by visiting the SEC’s website at www.sec.gov, or may be obtained from Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attn: Prospectus Department, by emailing prospectus@stephens.com, by calling (501) 377-2131 or by faxing (501) 377-2404, or from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by calling 800-248-8863 or by emailing prospectus@raymondjames.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT TRISTATE CAPITAL

TriState Capital Holdings, Inc. (Nasdaq: TSC) ) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $8.9 billion in assets as of March 31, 2020, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $8.3 billion in assets under management as of March 31, 2020, and serves institutional clients and TriState Capital’s financial intermediary network.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” in reliance on the safe-harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. The words “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “maintain,” “may,” “opportunity,” “plan,” “potential,” “project,” “sustain,” “target,” “trend,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” and similar expressions, among others, generally identify forward-looking statements. Examples of forward-looking statements include, without limitation, statements relating to TriState Capital’s future plans, objectives or goals and are based on current expectations, plans or forecasts, including with respect to the timing and size of the offering and the anticipated use of proceeds. Such forward-looking statements are subject to risks, uncertainties and changed circumstances that are difficult to predict and are often beyond TriState Capital’s ability to control.

Actual results or outcomes could differ materially from those currently anticipated, discussed or projected by forward-looking statements. We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made, and TriState Capital disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of TriState Capital for any reason, except as specifically required by law. Factors that could cause or contribute to such differences include, but are not limited to: the level of market volatility, our ability to execute our growth strategy, including the availability of future bank acquisition opportunities, our ability to execute on our revenue and efficiency improvement initiatives, unanticipated losses related to the completion and integration of mergers and acquisitions, and other factors and risk influences contained in our most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q, and under the heading “Risk Factors” in the preliminary prospectus supplement filed in connection with the offering and other documents we file with the Securities and Exchange Commission from time to time.

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MEDIA CONTACT:
Hornercom

Jack Horner
412-600-2295

jack@hornercom.com

INVESTOR RELATIONS CONTACT:
Casteel Schoenborn

Jeff Schoenborn and Kate Croft

888-609-8351

TSC@csirfirm.com